Exhibit 99.1


      Certification of Chief Executive Officer Pursuant to
                     18 U.S.C. Section 1350,
                     As Adopted Pursuant to
          Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Buckeye Partners, L.P. (the "Partnership") on Form 10-Q for the quarterly period ended September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), William H. Shea, Jr., Chief Executive Officer of the Partnership's General Partner, hereby certifies that:

  (1)  The Report fully complies with the requirements of section
       13(a) of the Securities Exchange Act of 1934; and

  (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.


Date: October 25, 2002        /s/ William H. Shea, Jr.

                        William H. Shea, Jr.
                        President and Chief Executive Officer
                        Buckeye Pipe Line Company
                         as General Partner of Buckeye Partners, L.P.